UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant □

Check the appropriate box:

□ Preliminary Proxy Statement
□ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
□ Definitive Additional Materials
□ Soliciting Material Pursuant to § 240.14a-12

PROFIRE ENERGY, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required
□ Fee paid previously with preliminary materials.

□ Fee computed on table in exhibit required by Item 25(g) per Exchange Act Rules 14(a)-6(i)(1) and 0-11

PROFIRE ENERGY, INC.
321 South 1250 West, Suite 1
Lindon, Utah 84042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Profire Energy, Inc. (the “Company,” “our” or “we”) will be held virtually using the instructions below on June 12, 2024, at 9:00 a.m. Mountain Daylight Time (the “Annual Meeting”) for the following purposes:

1.To elect five directors to the Company’s board of directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.To conduct an advisory (non-binding) vote approving executive compensation (“Say-on-Pay”);

3.To ratify the appointment of Sadler, Gibb & Associates, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
4.To transact any other business as may properly come before the meeting or at any adjournment thereof.

The Annual Meeting will be conducted completely online via the Internet. Stockholders may attend and participate in the meeting by visiting www.colonialstock.com/pfie2024 To access the virtual Annual Meeting, you will need to click on the Virtual Meeting Instructions under the proxy materials to register for the meeting and enter the control number found on your proxy card. We encourage you to access the meeting before the start time of 9:00 a.m., Mountain Daylight Time, on June 12, 2024.

These business items are described more fully in the proxy statement accompanying this notice. Only stockholders who owned our common stock at the close of business on April 15, 2024, can vote at this meeting or any adjournments that may take place. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our Lindon, Utah offices located at 321 South 1250 West, Suite 1, Lindon, Utah 84042.

On or about April 27, 2024, we plan to mail to our stockholders a notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”). The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2023 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. We believe this process minimizes the costs of printing and distributing our proxy materials.

YOUR VOTE IS IMPORTANT. PLEASE VOTE VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU RECEIVED A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOU VOTE VIA THE INTERNET OR BY RETURNING YOUR PROXY CARD PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING REMOTELY.

By order of the Board of Directors,

April 25, 2024

/s/ Ryan W. Oviatt /s/ Cameron M. Tidball
Ryan W. Oviatt Cameron M. Tidball
Co-Chief Executive Officer Co-Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE PROFIRE ENERGY, INC. ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2024:

The Notice of Annual Meeting, the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2023 and the proxy card are available via the Internet at:
www.colonialstock.com/pfie2024

PROFIRE ENERGY, INC.
321 South 1250 West, Suite 1
Lindon, Utah 84042

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

This Proxy Statement (the “Proxy Statement”) is being furnished to the stockholders of Profire Energy, Inc., a Nevada corporation (the “Company,” “our” or “we”), in connection with the solicitation of proxies by our board of directors (sometimes referred to as the “Board” or “Board of Directors”) for use at our annual meeting of stockholders (the “Annual Meeting”), to be held virtually, at 9:00 a.m. Mountain Daylight Time, on June 12, 2024, or at any adjournment thereof.

The purpose of the Annual Meeting is:

1.To elect five directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.To conduct an advisory (non-binding) vote approving executive compensation (“Say-on-Pay”);

3.To ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

4.To transact any other business as may properly come before the meeting or at any adjournment thereof.

Our Board has fixed the close of business on April 15, 2024, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on the record date will be entitled to attend and vote at the meeting and any postponements or adjournments thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our Lindon, Utah offices located at 321 South 1250 West, Suite 1, Lindon, Utah 84042.

We are pleased to make these proxy materials available over the Internet, which we believe benefits our stockholders and reduces the expense of our Annual Meeting. A notice of the Internet availability of the meeting materials (“Notice”) will be mailed to stockholders on or about April 27, 2024. You will not receive a printed copy of the meeting materials. Instead, the Notice will instruct you as to how you may access and review all the information contained in the meeting materials. Should you request a printed copy of meeting materials, we will make paper copies of these proxy materials available free of charge. To request a copy, please send your request to the Company’s Secretary by mail at the address listed above, by toll-free phone at 1-877-285-8605, or by email at annualmeeting@colonialstock.com.

The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2023 are also available on the Company’s website at www.profireenergy.com. The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that you vote FOR Proposals 1, 2, and 3 presented in this Proxy Statement.

PROXY INFORMATION
Who is soliciting my proxy?

The Board is soliciting your proxy to provide you with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 15, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments. On the Record Date, there were 53,342,095 issued and 47,098,732 outstanding shares of common stock entitled to vote at the Annual Meeting. The shares of common stock are the only outstanding voting securities of the Company.

A list of stockholders entitled to vote at the meeting will be available for examination for ten days before the Annual Meeting at our corporate offices in Lindon, Utah.

When and where will the Annual Meeting be held?

The Annual Meeting will be held virtually on June 12, 2024, at 9:00 a.m., Mountain Daylight Time. The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.colonialstock.com/pfie2024. To access the virtual Annual Meeting, you will need to click on the Virtual Meeting Instructions under the proxy materials to register for the meeting. We encourage you to access the meeting before the start time of 9:00 a.m., Mountain Daylight Time, on June 12, 2024.

How do I vote my shares at the virtual meeting?

You can vote virtually during the Annual Meeting by use of a proxy card if you receive a printed copy of our proxy materials, or via internet or telephone as indicated on the proxy card. If you hold shares of our common stock as the stockholder of record, then you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of our common stock in “street name,” then you can vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm, or other nominee and are not required to take any additional action to obtain a legal proxy. Stockholders of record can follow the instructions at www.colonialstock.com/pfie2024 in order to vote their shares during the Annual Meeting. You will need the 16-digit control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. Even if you plan to attend the virtual Annual Meeting, you should submit a proxy card or voting instruction for your shares in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder of record and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:

“FOR” the election of the nominated directors in Proposal 1;

“FOR” the advisory (non-binding) vote approving executive compensation (“Say-on-Pay”) in Proposal 2; and

“FOR” the ratification of the appointment of Sadler, Gibb & Associates, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2024, in Proposal 3.

If your shares are held in the name of a bank, broker or other nominee, your shares are held in “street name.” If you are a “street name” stockholder and you do not return instructions on how to vote to your bank, broker, or other nominee, your shares will not be voted on Proposal 1 or Proposal 2. The voting of shares held by “street name” stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

Why is the Annual Meeting a virtual, online meeting?

A virtual Annual Meeting allows us to conduct the Annual Meeting as scheduled and conduct the business before the meeting, with the possibility for full stockholder participation. We anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage broader stockholder participation by those who would be unable to attend in person, and improve our ability to communicate more effectively with our stockholders during the meeting.

Why did I receive a notice of Internet Availability of Proxy Materials instead of a full set of the proxy materials?

SEC rules allow companies to furnish their proxy materials via the Internet. At the request of our stockholders we sent a notice of Internet Availability of Proxy Materials for the Annual Meeting, however, those stockholders that requested a physical copy of the proxy materials were sent a full set of materials. Both virtual and physical forms of proxy materials were sent to stockholders in a timely matter. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the Notice of Internet Availability of Proxy Materials.

Can I vote by completing and returning the notice of Internet Availability of Proxy Materials?

No, but the notice of Internet availability of proxy materials provides instructions on how to vote your shares.

How can I change my vote?

Registered stockholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:
•Submitting another timely, later dated proxy;

•Delivering timely written notice of revocation to the Corporate Secretary, at 321 South 1250 West, Suite 1, Lindon, Utah 84042; or

•Attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from your bank, broker or nominee, which is the holder of record, to be able to change your vote at the Annual Meeting.

What are the quorum requirements for the Annual Meeting?

To hold an Annual Meeting and transact business, a majority of outstanding shares of common stock entitled to vote must be present in person at the Annual Meeting or represented by proxy.

Abstentions and broker non-votes (which occur when a broker indicates on a proxy card that it is not voting on a matter) are considered shares present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will not affect the outcome of the vote on any of the proposals to be voted upon at the Annual Meeting because the outcome of each vote depends on the number of votes cast rather than the number of shares entitled to vote, as further discussed below.

Abstentions and Broker Non-Votes

Stockholders may abstain from voting on any of the proposals. Abstentions are not counted as votes cast for a proposal. Additionally, abstentions will not be counted as votes for or against Proposals 1, 2, or 3.

A broker non-vote occurs when a broker submits a proxy vote with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include matters such as the ratification of auditors. Most other matters are considered non-routine matters, including the election of directors and advisory votes on executive compensation. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters and may not be voted on routine matters. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present at the Annual Meeting for the purpose of transacting business. With regard to Proposals 1, 2, and 3, broker non-votes will not be counted for purposes of determining whether such proposals have been approved and will not have the effect of negative votes.

Who represents my proxy at the meeting?

If you do not vote in person at the Annual Meeting but have submitted your proxy by following the instructions on the Notice, you have authorized certain members of the Company’s management designated by the Board and named on your proxy card to represent you and to vote your shares as instructed.

How many votes am I entitled to cast?

You are entitled to cast one vote for each share of common stock you own on the Record Date.

How many votes are required to approve matters to be presented?

Proposal 1: Election of Directors. Directors in an Uncontested Election (as defined below) shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than Uncontested Elections, the nominees for election as a director shall be elected by a plurality of the votes cast, provided a quorum is present in person or by proxy. A plurality means that the nominees receiving the most votes for election to a director position are elected as directors up to the maximum number of directors to be chosen at the meeting.

An “Uncontested Election” means any meeting of stockholders at which directors are to be elected and the number of nominees does not exceed the number of directors to be elected and with respect to which (i) no stockholder has submitted notice to nominate a candidate for election at such meeting in accordance with Paragraph 1.16 of the Company’s Bylaws, or (ii) such a notice has been submitted, and on or before the fifth business day prior to the date the Company files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (the “SEC”) (regardless of whether thereafter revised or supplemented), the notice has been (1) withdrawn in writing to the Secretary of the Company, (2) determined not to be valid notice of nominations, with such determination to be made by the Board of Directors (or a committee thereof), or if challenged in court, by a final court order, or (3) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

Proposal 2: Say-on-Pay.The proposal to approve, on an advisory basis, the Company’s executive compensation will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

Proposal 3: Ratification of Auditors. The proposal to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024, will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker is only permitted to vote on items that are considered routine. Proposal 3 is the only routine matter being submitted to stockholders for approval at the Annual Meeting.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is the Company aware of any other item of business that will be presented at the meeting?

The Board does not intend to present and does not have any reason to believe that others will present any item of business at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. However, if other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Where do I find the voting results of the meeting?

We intend to report the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who bears the costs of soliciting these proxies?

We will bear the cost of soliciting proxies. Certain directors, officers or employees may solicit proxies by telephone, facsimile, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders. All costs and expenses of any solicitation, including the cost of preparing this Proxy Statement and posting it on the Internet and mailing the proxy materials, will be borne by the Company.

Do I have dissenters’ rights for any matters being presented at the meeting?

No dissenters’ rights are available to any stockholder who dissents from any of the proposals set forth in the Proxy Statement under the Nevada Revised Statutes or under our current Articles of Incorporation or Bylaws.

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Board of Directors currently has five members. The size of the Board will remain at five members following the Annual Meeting. Our Bylaws provide that the Board will consist of such number of directors to be fixed from time-to-time by resolution of the Board.

The Nominating and Governance Committee (the “Nominating Committee”) is charged with identifying potential Board members and recommending qualified individuals to the Board for its consideration. The Nominating Committee is authorized to employ third-party search firms to identify potential candidates. In evaluating candidates, the Nominating Committee considers, among other things:

•Education, background, skills, and experience that provide knowledge of business, financial, governmental, or legal matters relevant to our business or to our status as a public company;

•A high level of personal and professional ethics, integrity, and values;

•A reputation for exercising good business judgment;

•Commitment to representing the long-term interests of our stockholders;

•The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to our needs; and

•Sufficient available time to fulfill the responsibilities of a member of the Board.

The Nominating Committee also considers whether individuals satisfy the independence criteria set forth in the NASDAQ listing standards, as well as any special criteria applicable to service on various standing committees of the Board. Our Board and the Nominating Committee believe it is desirable that Board members represent diversity of viewpoints, background, experience, and demographics, as well as diversity of gender, race, and national origin.

The Nominating Committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, differing viewpoints and other qualities necessary to the Board's ability to oversee and guide the business and affairs of the organization. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote enough time and attention to the affairs of the organization. When the Nominating Committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement the experience, skills and perspectives of the other members of the Board. The full Board (1) considers candidates that the Nominating Committee recommends; (2) considers the optimum size of the Board; (3) determines how to address any vacancies on the Board; and (4) determines the composition of all Board committees.

Board Diversity

Board Diversity Matrix (As of April 25, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Upon the recommendation of our Nominating Committee, the Board has identified and nominated five individuals to serve as directors for a one-year term expiring on the date of our next Annual Meeting, or until their successors are duly elected and qualified. Brenton W. Hatch, Colleen Larkin Bell, Ryan W. Oviatt, Daren J. Shaw, and Ronald R. Spoehel have been nominated by the Nominating Committee to stand for election as directors. Messrs. Hatch, Oviatt, Shaw and Spoehel and Ms. Bell currently serve as directors of the Company.

We intend that the proxies solicited by us will be voted for the election of the nominees named above. Each of the nominees has agreed to serve as a director if elected, and we believe each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director. The information represented in the table below is accurate as of the year ended December 31, 2023.

Board Nominees for Election of Directors

Name	Age	Positions Held	Director Since	Officer Since

Brenton W. Hatch	73	Chairman and Director	November 2008	October 2008
Ryan W. Oviatt	50	Co-Chief Executive Officer, Co-President, and Chief Financial Officer and Director	October 2018	September 2015
Colleen Larkin Bell	64	Director	August 2020	N/A
Daren J. Shaw	67	Director	August 2013	N/A
Ronald R. Spoehel	66	Director	October 2013	N/A

A brief description of the background and business experience of each nominee follows:

Brenton W. Hatch. Mr. Hatch has served as Chairman of the Board since November 2008. Mr. Hatch formerly served as Chief Executive Officer of the Company and was responsible for overseeing the day-to-day operations of the Company from October 2008 to July 2020. On July 2, 2020, Mr. Hatch transitioned from his prior role as Chief Executive Officer and President of the Company to service as Executive Chairman through June 30, 2021. At such time, Mr. Hatch transitioned to serve as a Special Advisor and Chairman through June 30, 2022. Mr. Hatch co-founded the Company’s wholly owned subsidiary, Profire Combustion, Inc., in 2002. Prior to founding Profire Combustion, between 2001 and 2002, Mr. Hatch was a Management Consultant and General Manager of Titan Technologies, Inc., an oilfield service and distribution company in Edmonton, Alberta, Canada. In this position, Mr. Hatch performed an in-depth analysis of the operations and management of all divisions of Titan Technologies. Based on his analysis, Mr. Hatch implemented company-wide operational changes to improve company performance. From 1989 to 2000, Mr. Hatch served as President and Chief Executive Officer of Keaton International, Inc., an educational services company based in Edmonton, Alberta, Canada. Mr. Hatch managed all executive functions of the company and particularly focused on the development and management of the company’s educational services. During his time at Keaton International, Mr. Hatch led corporate networking and marketing campaigns world-wide. Mr. Hatch earned a bachelor’s degree in education from the University of Alberta in 1974. We considered Mr. Hatch’s experience as a founder and his 20 years of experience as an executive officer of the Company and its wholly owned subsidiary along with his previous management and operational oversight experience in concluding that he should serve as a director of the Company.

Ryan W. Oviatt. Mr. Oviatt is the Co-Chief Executive Officer, Co-President, Chief Financial Officer, and Treasurer of the Company, with responsibility over all finance, accounting, operations, human resources, information technology, health, safety, and environment, quality control, and compliance functions of the Company. Mr. Oviatt has served as Co-Chief Executive Officer and Co-President of the Company since July 2020, as Chief Financial Officer of the Company since September 2015 and has served as a Director since October 2018. Previously, Mr. Oviatt was a Senior Manager at Rio Tinto, a publicly traded, international mining and metals company. During his time with Rio Tinto, he held significant responsibility for Sarbanes-Oxley compliance, financial reporting analysis, and other special projects from 2005 through 2015. He also managed value-tracking and reporting within the company, leading to enhanced cash flow and reduced costs. Additionally, Mr. Oviatt served on technical committees relating to international tax, finance, and development of a significant international Rio Tinto mining operation. He also helped mentor and develop personnel and management. Prior to Rio Tinto, Mr. Oviatt was an Audit Manager at Ernst & Young, LLP from 2000 through 2005, where he audited both public and private clients, including oil and gas companies. Mr. Oviatt received his bachelor’s degree in accounting from Westminster College, and master’s degree in accountancy from Brigham Young University. He is a certified public accountant in Utah. We considered Mr. Oviatt’s extensive management experience at Profire as well as his experience and leadership in other senior financial roles at and related to public companies, in determining that he should serve as an officer and director of the Company.

Colleen Larkin Bell. Ms. Bell served as the president of MountainWest Pipeline Company, an interstate natural gas pipeline company that provides transportation and underground storage services in Utah, Wyoming, and Colorado until January 2023. Prior to this role she served as Vice President and General Manager of Dominion Energy Western Distribution, Gas Infrastructure Group. She was responsible for all company functions related to the delivery of natural gas to over 1,000,000 homes and businesses in the Utah, Wyoming and Idaho service territory. She carries an extensive background of over 30 years in both law and the natural gas and energy industries. Prior to the merger with Dominion Energy in 2016, she served as Vice President and General Counsel for Questar Corporation, holding primary responsibility over Questar Corporation’s legal and insurance departments. She reported directly to the company’s chief executive officer and was the chief legal advisor to Questar’s board of directors. Ms. Bell has received a myriad of prestigious awards and accolades over the course of her tenure and is active in a number of charitable and other organizations, including serving on the Utah Energy Infrastructure Authority Board of Directors, the board of YMCA, and Gorgoza Mutual Water Company board. She received her bachelor’s degree in English, with a minor in political science from the University of Utah and her law degree from the S.J. Quinney College of Law, University of Utah. We considered Ms. Bell’s extensive management experience, awarded legal expertise, and years of active management in the oil and gas industry in determining that she should serve as a director of the Company.

Daren J. Shaw. Mr. Shaw has served for more than 30 years in leadership capacities with several financial services firms. Mr. Shaw retired as Managing Director of Investment Banking at D.A. Davidson & Co., a middle-market full-service investment banking and brokerage firm in early 2019. During his term as Managing Director at D.A. Davidson & Co., Mr. Shaw served on the Senior Management Committee and board of directors and as the lead investment banker in a wide variety of transactions including public stock offerings, private placements, and mergers and acquisitions. Prior to joining D.A. Davidson & Co. in 1997, Mr. Shaw served for 12 years with Pacific Crest Securities in various roles, including Managing Director. Since 2012, Mr. Shaw has served as a member of the board of directors of The Ensign Group, Inc. (NASDAQ: ENSG), a provider of skilled nursing, assisted living, and rehabilitative care services with approximately 302 facilities located in 14 states. He currently serves as Chairman of The Ensign Group’s audit committee and also serves on The Ensign Group’s compensation and nominating/governance committees. We considered Mr. Shaw’s extensive experience and leadership in the financial services industry and on the boards of directors of public and private companies in determining that he should serve as a director of the Company.

Ronald R. Spoehel. Mr. Spoehel has over 40 years of board, executive management, investment banking, and private investment experience, from Fortune 500 to technology startups. From 2007 to 2009, he served as the Presidentially-appointed, Senate-confirmed Chief Financial Officer of the National Aeronautics and Space Administration (NASA). Mr. Spoehel presently serves as Managing Partner of Windrock Capital LLC. He also serves on other U.S. and international private company and advisory boards and has held various board, financial and general management positions with globally operating public and private companies in the U.S., Canada, Latin America, and Europe. Previously, he was a partner in various investment companies and served ten years in investment banking at Bank of America and Lehman Brothers, primarily focused on energy and technology sectors. Mr. Spoehel is an honors graduate of the University of Pennsylvania, where he received his Bachelor of Science degree in economics and Master in Business Administration from the Wharton School, and his Master of Science degree in engineering from the Moore School of Electrical Engineering. We considered Mr. Spoehel's ten years of service as a director of Profire, as well as his extensive experience and leadership in the energy and technology sectors and on the boards of directors of public and private companies in determining that he should serve as a director of the Company.

Family Relationships

There are no family relations among any of our executive officers, directors or key employees.

Involvement in Certain Legal Proceedings

To our knowledge, none of our officers, directors or affiliates or any owner of record of 5% or more of our common stock, or any associate of any of the foregoing, is a party adverse to the Company or any of our subsidiaries or has a material interest adverse to the Company or any of our subsidiaries.

Related Party Transactions

Our Audit Committee Charter requires that the Audit Committee review, approve or oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, and to develop policies and procedures for the Audit Committee’s approval of transactions with related persons.

During the year ended December 31, 2023, the Company did not engage in any related party transactions, and there are currently no proposed related party transactions.

Director Independence

The Board has determined that of the current directors or nominees, Ms. Bell, Mr. Shaw and Mr. Spoehel qualify as independent directors as that term is defined in the listing standards of the NASDAQ Stock Market. Such independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. As Mr. Oviatt is employed by the Company, and Mr. Hatch was employed by the Company through June 30, 2022, the Board has determined that neither of them is currently independent.

Board Committees

Audit Committee. The Audit Committee of the Board is responsible for the selection, review and oversight of the Company’s independent registered public accounting firm; approval of all audit, review and attest services provided by the independent registered public accounting firm; and the integrity of our reporting practices and evaluation of internal controls and accounting procedures. The Audit Committee is responsible for the pre-approval of all non-audit services provided by its independent registered public accounting firm. Non-audit services are only provided by our independent registered public accounting firm to the extent permitted by law. Further, all related party transactions are reviewed and approved by the Audit Committee.

The Audit Committee is chaired by Daren J. Shaw and consists of Ms. Bell, Mr. Shaw, and Mr. Spoehel, all of whom qualify as independent directors. The Board believes that Mr. Shaw qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Board has adopted a written charter to govern the activities of the Audit Committee, which is available on our website at www.profireenergy.com. The Audit Committee held four meetings during the fiscal year ended December 31, 2023.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board is responsible for identifying and recommending director candidates for nomination by the Board. The Nominating Committee is chaired by Colleen Larkin Bell and consists of Ms. Bell, Mr. Shaw, and Mr. Spoehel, all of whom qualify as independent directors. In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the Nominating Committee will identify candidates through candidate interviews with members of management, consultation with the candidate’s associates and other means to determine qualifications to serve on our Board.

Each candidate to serve on the Board must possess the highest personal and professional ethics, integrity and values, and be committed to serving the long-term interests of our stockholders. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may consider such other factors as it may deem appropriate, which may include, without limitation, professional experience, diversity of backgrounds, skills and experience at policy-making levels in business, government, financial, and in other areas relevant to our global operations, experience and history with our company, and stock ownership.

We do not have a formal policy with regard to the consideration of diversity in identifying Board nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our business.

The Nominating Committee will consider director candidates recommended by the Company’s stockholders pursuant to the procedures described in this Proxy Statement or validly made in accordance with applicable laws, rules and regulations and the provisions of our Bylaws. Stockholders wishing to recommend candidates should do so in writing to the Nominating Committee, c/o Corporate Secretary, Profire Energy, Inc., 321 South 1250 West, Suite 1, Lindon, UT 84042. Please refer to the section below entitled “Stockholder Proposals and Director Nominees for Next Annual Meeting” for further information. The Nominating Committee may also consider candidates proposed by current directors, management, employees and others. All such candidates who, after evaluation, are then recommended by the Nominating Committee and approved by the Board will be included in our recommended slate of director nominees in our proxy statement.

To date, we have not paid any fee to any third-party to identify or evaluate, or to assist in identifying or evaluating, potential director candidates, but we may consider doing so in the future if the Nominating Committee determines that engaging a consultant is in the best interests of the Company. The Board has adopted a written charter to govern the activities of the Nominating Committee, which is available on our website at www.profireenergy.com. During the fiscal year ended December 31, 2023, the Nominating Committee held one meeting.

Compensation Committee. The Compensation Committee of the Board reviews and advises the Board on executive compensation. The Compensation Committee is chaired by Ronald R. Spoehel and consists of Ms. Bell, Mr. Shaw and Mr. Spoehel, all of whom qualify as independent directors.

The Compensation Committee oversees all aspects of our executive compensation program and incentive compensation. It reviews and advises the Board on the corporate goals and objectives applicable to the compensation of our Co-Chief Executive Officers, recommends to the full Board for approval compensation amounts for the Co-Chief Executive Officers and all other executive officers, reviews and makes recommendations to our Board relating to incentive compensation and equity-based plans, and reviews and makes recommendations to the full Board regarding employment agreements and severance agreements or plans for the Co-Chief Executive Officers and other executive officers.

In November 2022, the Compensation Committee engaged a third-party consultant, Compensation Advisory Partners ("CAP"), to support the Compensation Committee in its efforts to review and advise upon executive compensation. CAP was engaged to assist the Compensation Committee in the following main areas:

–Provide a collaborative review and approval of a compensation peer group and establish a group of companies that will be used to report market compensation levels and practices for both executive & director compensation;
–Review and advise on executive compensation, including base salary, bonus targets/opportunity, actual bonus payouts, long-term incentive award values, and total direct compensation;

–Complete a comprehensive review of director compensation levels and structure; and,

–As part of the review CAP was engaged to provide a summary of, among other things, peer company/market pay mix, board structure, details on number of meetings and paid and unpaid directors.
Pursuant to its charter, the Compensation Committee may delegate its authority to a subcommittee or subcommittees. The Board has adopted a written charter to govern the activities of the Compensation Committee, which is available on our website at www.profireenergy.com. The Compensation Committee held two meetings during the fiscal year ended December 31, 2023.

Board Leadership Structure and Role in Risk Oversight

    Currently, Brenton Hatch, who served as our Executive Chairman until June 30, 2021 and then served as a Special Advisor to the Company’s executive officers until June 30, 2022, serves as Chairman of our Board. We do not have an independent lead director. Given our current size, resources and access to potential qualified director candidates, the Board believes the most effective leadership structure for the Company at this time is to have Mr. Hatch continue to serve as Chairman. The Board believes that it should be able to select the Chairman of the Board based on the criteria that the Board deems to be in the best interests of the Company and its stockholders and that our current combined structure promotes unified leadership, a cohesive vision and strategy for the Company and clear and direct communication to the Board.

Board-level risk oversight is performed by our full Board. Our risk oversight process includes an ongoing dialogue between management and the Board, intended to identify and analyze risks that the Company faces. Through these discussions with management and their own business experience and knowledge, our directors are able to identify material risks for which full analysis and risk mitigation planning are necessary. The Board monitors risk mitigation action plans developed by management in order to ensure such plans are implemented and are effective in reducing the targeted risks.

Report of Audit Committee Regarding 2023 Audited Financial Statements

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2023, and (ii) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2023. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Daren J. Shaw
Colleen Larkin Bell
Ronald R. Spoehel

Board Meetings and Attendance at Annual Meetings

    The Board held six meetings during our fiscal year ended December 31, 2023. In 2023, each director attended all of the meetings of the Board held during the period and the total number of meetings held by all committees of the Board on which they served, except Ms. Bell was unable to attend the Board, Audit Committee, and Compensation Committee Meetings held on March 6, 2023.

    Although it is not mandatory for directors to attend annual meetings of stockholders, each director is encouraged to attend meetings of stockholders. The Company held its last annual meeting of stockholders on June 15, 2023, and five out of the five directors then serving were in attendance.

Communications with Directors

    Stockholders and other parties interested in communicating with the Board may do so by writing to the Chairman of the Board of Directors, Profire Energy, Inc., 321 South 1250 West, Suite 1, Lindon, Utah 84042. The Chairman of the Board will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Chairman, deals with the functions of the Board or that he otherwise determines requires their attention.

Employee, Officer and Director Hedging

The Company has adopted a policy regarding insider trading both to satisfy the Company’s obligation to prevent insider trading and to help Company personnel avoid the severe consequences associated with violations of insider trading laws. The Company considers it improper and inappropriate for any director, officer, or other employee of the Company to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that directors, officers and other employees may not engage in short sales, publicly traded options, margins accounts and pledges, and hedging transactions. An exception to the prohibition of pledges exists where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Compensation of Directors and Executive Officers

The following table sets forth information regarding our named executive officers or “NEOs” for 2023. Please refer to the section above entitled “Board Nominees for Election of Directors” for Mr. Oviatt’s biographical information.

Name	Age	Positions Held	Director Since	Named Executive Officer Since

Ryan W. Oviatt	50	Co-CEO, Co-President, CFO, Director	October 2018	September 2015
Cameron M. Tidball	47	Co-CEO, Co-President	N/A	March 2018
Patrick D. Fisher	46	VP of Product Development	N/A	April 2019

Cameron M. Tidball. Mr. Tidball commenced serving as the Company’s Co-Chief Executive Officer and Co-President of the Company in July 2020. Mr. Tidball is responsible for the strategic direction and day-to-day operations of the Company’s sales and marketing efforts, service delivery, development of products and technologies, and business development initiatives related to market expansion. Mr. Tidball previously served as the Company’s Chief Business Development Officer from March 2018 to July 2020 and was responsible for all sales and marketing initiatives, business and product development, and service delivery. Mr. Tidball joined the Company in 2010 as a Regional Sales Manager and in 2012 he became the Vice President of Sales and Marketing. Prior to joining the Company, Cameron worked for Direct Energy, a retail provider of natural gas, electricity and renewable energy, from 2008 through 2010, where he held a Senior Management position managing customer care operations for the provinces of Alberta and British Columbia. Before his time at Direct Energy, he was employed from 2003 through 2008 at TELUS, a global communications technology company, where he managed customer experience strategies and initiatives for a network of global call centers. Mr. Tidball earned a Bachelor of Commerce degree in Marketing & Management Science from the University of Alberta. He also received a technical diploma in Engineering Design from the Northern Alberta Institute of Technology.

Patrick Fisher. Mr. Fisher commenced serving as the Company’s Vice President of Product Development in April of 2019 and is responsible for overseeing the Company’s direction and product development focus. Mr. Fisher joined the Company in 2009 and began working on product research and development. He oversees many aspects of new product development and existing product maintenance, from determining the customer’s needs, through development and production ramp-up to launching the product into the market and long-term support. Mr. Fisher started at the Company as the sole member of the R&D team and worked with one external contractor to develop the PF2100 BMS, our flagship product for the past decade. Mr. Fisher enjoyed the opportunity to build the R&D team from the ground up. He has continued to lead the Company’s R&D efforts building out all subsequent iterations of the BMS product line. Prior to working at the Company, Mr. Fisher worked as a product developer at Eleven Engineering. He gained experience in electronics hardware development and learned much about engineering culture and collaboration during his time there. He was involved in various aspects of the development cycle, including a stint in China ramping up production. Mr. Fisher studied Engineering at Red Deer College and completed his education at NAIT in Electronics Engineering Technology.

Executive Compensation Highlights: Principles and Objectives

Our executive compensation program is designed to:

•Link pay to performance;

•Attract and retain talented executive officers and key employees;

•Emphasize performance-based compensation to motivate executives and key employees;

•Reward individual performance; and

•Encourage long-term commitment to the Company and align the interests of executives with stockholders.

We meet these objectives through the appropriate mix of compensation, including:

•Annual base salary;

•Short-term incentives that include both cash bonuses and equity awards; and

•Long-term incentives, consisting of equity awards tied to performance and restricted stock units (“RSUs”).

The following table summarizes the total compensation paid to our NEOs.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Nonequity incentive plan compensation ($)(4)	All Other Compensation ($)	Total ($)
Ryan Oviatt	2023	$341,550	$800	$370,029(2)	$ 148,021	$ -	$860,400
Co-CEO, Co-President, CFO	2022	$328,846	$12,500	$372,933(3)	$ 174,933	$ -	$889,212

Cameron Tidball	2023	$341,550	$800	$370,029(2)	$ 148,021	$ -	$860,400
Co-CEO, Co-President	2022	$328,846	$12,500	$372,933(3)	$ 174,933	$ -	$889,212

Patrick Fisher(5)	2023	$141,864	$593	$75,978(2)	$ 27,145	$ -	$245,579
VP of Product Development	2022	$141,619	$9,599	$79,536(3)	$ 43,929	$ -	$274,682

1.In December 2022 each employee received a Christmas bonus in the amount of $500 before taxes in their local currency. In September 2022 the Company provided a bonus to each employee due to the Company receiving a tax credit related to the Employee Retention Credit in the United States. Each employee received a bonus based on seniority and each of Messrs. Oviatt and Tidball received a $12,000 US bonus and Mr. Fisher received a $12,000 CAD bonus. In December 2023 each employee received a Christmas bonus in the amount of $800 in their local currency.
2.In accordance with the SEC executive compensation disclosure rules, the amounts shown in 2023 for stock awards represent the grant date fair value of such awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The amounts included in the Stock Awards column for the PSUs granted during 2023 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2023 PSUs, the maximum value of such PSUs at the grant date would be as follows: Mr. Oviatt—$433,769; Mr. Tidball—$433,769; Mr. Fisher—$91,752; See Note 11 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating the amounts reported for 2023.
3.In accordance with the SEC executive compensation disclosure rules, the amounts shown in 2022 for stock awards represent the grant date fair value of such awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The amounts included in the Stock Awards column for the PSUs granted during 2022 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2022 PSUs, the maximum value of such PSUs at the grant date would be as follows: Mr. Oviatt—$396,000; Mr. Tidball—$396,000; Mr. Fisher—$84,564; See Note 11 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating the amounts reported for 2022.
4.Amounts in this column represent payments for performance under the executive annual incentive plans for 2022 and 2023 ("AIP"). The NEOs received their 2023 AIP awards in March of 2024 and their 2022 AIP awards in March 2023.
5.Mr. Fisher's salary is paid in CAD. The table above reflects the US Dollar equivalent of his salary on an annual average exchange rate of $0.7679 CAD to $1 USD for all 2022 compensation and an annual average exchange rate of $0.7409 CAD to $1 USD for all 2023 compensation.

Salary

Salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. The salary for each named executive officer is typically set at the time the individual is hired based on the factors discussed in the preceding sentence and the negotiation process between the Company and the named executive officer. Thereafter, changes to annual salary, if any, are determined based on several factors, including evaluation of performance, anticipated financial performance, economic circumstances, local market, labor conditions, and comparisons against market peer groups.

On July 2, 2020, the Board of Directors approved certain changes to the executive management team of the Company. Pursuant to these changes, Brenton W. Hatch transitioned from Chief Executive Officer and President of the Company to Executive Chairman through June 30, 2021. Ryan W. Oviatt was promoted to Co-Chief Executive Officer, Co-President, and Chief Financial Officer of the Company. Cameron M. Tidball was also promoted to Co-Chief Executive Officer and Co-President of the Company.

In connection with these appointments, on July 2, 2020, the Company entered into a Second Amended and Restated Employment Agreement with Ryan W. Oviatt (the Oviatt Agreement) and an Amended and Restated Employment Agreement with Cameron M. Tidball (the Tidball Agreement" and together with the Oviatt Agreement, the "Co-CEO Agreements")

Mr. Fisher entered into an employment agreement dated April 30, 2019 which set an annual base salary of $155,000 CAD.

The Co-CEO Agreements provide that each Mr. Oviatt and Mr. Tidball were entitled to receive a salary based on an annualized base salary of $275,000 USD for the period of July 2, 2020 through December 31, 2020.

Due to the impact of the COVID-19 pandemic on the Company, the executive management team elected to temporarily reduce wages for all employees (the “Furlough”). As part of the Furlough management elected not to participate in any incentive and bonus plans in fiscal year 2020. The Furlough reduced the salary owed to the NEOs by 8% effective in August 2020 throughout the remainder of fiscal year 2020. A Third Amended and Restated Employment Agreement reflecting this reduction with the NEOs was signed in April 2021. Pursuant to the Third Amended and Restated Employment agreements with each of Messrs. Fisher, Oviatt, and Tidball, their furloughed wages concluded on July 1, 2021. From the period of July 1, 2021 through December 31, 2021, Mr. Oviatt's annual salary rate was increased to $300,000 USD, and Mr. Tidball's annual salary rate was increased to $300,000 USD. Messrs. Tidball and Oviatt's annual salary rate was increased to $330,000 USD on January 1, 2022. On June 16, 2021 the Board approved raises to be effective July 1, 2021 for Mr. Fisher and pursuant to that action Mr. Fisher’s annual salary was increased to $170,000 CAD. In December 2021 the Board approved an additional raise for Mr. Fisher to increase his annual salary rate to $185,000 CAD to be effective January 1, 2022.

On March 6, 2023 the Board approved a raise for Messrs. Oviatt, Tidball and Fisher to be effective retroactively as of January 1, 2023. The annual salary rate for Mr. Oviatt was increased to $341,550 USD. The annual salary rate for Mr. Tidball was increased to $341,550 USD. The annual salary rate for Mr. Fisher was increased to $191,475 CAD.

On April 9, 2024 the Compensation Committee approved a raise for Messrs. Oviatt, Tidball and Fisher to be effective retroactively as of January 1, 2024. The annual salary rate for Mr. Oviatt was increased to $358,628 USD. The annual salary rate for Mr. Tidball was increased to $358,628 USD. The annual salary rate for Mr. Fisher was increased to $201,049CAD.

The annual salaries of Messrs. Oviatt, Tidball, and Fisher are otherwise subject to review by the Compensation Committee annually.

Bonuses

The Board may make cash awards to our NEOs that are not part of any pre-established, performance-based criteria. Awards of this type are completely discretionary and subjectively determined by our Board of Directors at the time they are awarded. In the event this type of cash award is made, it is reflected in the “Summary Compensation Table” under a separate column entitled “Bonus.”

On April 6, 2022, the Board approved the 2022 Executive Incentive Plan for Ryan W. Oviatt, the Company's Co-Chief Executive Officer, Co-President and Chief Financial Officer, Cameron M. Tidball, the Company's Co-Chief Executive Officer and Co-President, and Patrick Fisher, the Company's Vice President of Product Development for the Company’s 2022 fiscal performance. Under that plan, each participating executive officer was assigned a target bonus amount for fiscal 2022. The target bonus amount for Mr. Oviatt was $198,000, the target bonus amount for Mr. Tidball was $198,000, and the target bonus amount for Mr. Fisher was $64,750 CAD. The performance goals in the 2022 plan were based on the Company’s total revenue, EBITDA, and a non-financial milestone relating to revenue source diversification. Each of these performance goals was weighted one-third in calculating bonus amounts.

The bonus amounts earned under the 2022 Executive Incentive Plan were paid 50% in cash and 50% in shares of restricted stock under 2014 Equity Incentive Plan . In no event could the total award exceed 200% of the target bonus amount for each participant, or exceed any limitations otherwise set forth in the plan. The actual bonus amounts were determined by the Compensation Committee upon the completion of fiscal year 2022 and paid by March 15, 2023, subject to all applicable tax withholding. The bonuses paid under the plan were $349,866 to Mr. Oviatt, $349,866 to Mr. Tidball, and $114,413 CAD to Mr. Fisher.

On April 25, 2023, the Board approved the 2023 Executive Incentive Plan for Ryan W. Oviatt, the Company's Co-Chief Executive Officer, Co-President and Chief Financial Officer, Cameron M. Tidball, the Company's Co-Chief Executive Officer and Co-President, and Patrick Fisher, the Company's Vice President of Production Development for the Company’s 2023 fiscal performance. Under that plan, each participating executive officer was assigned a target bonus amount for fiscal 2023. The target bonus amount for Mr. Oviatt was $211,761, the target bonus amount for Mr. Tidball was $211,761, and the target bonus amount for Mr. Fisher was $70,846 CAD. The performance goals in the 2023 plan were based on the Company’s total revenue, EBITDA, and a non-financial milestone relating to revenue source diversification, and a non-financial metric based on safety and environment. Each of the Revenue, EBITDA, and Revenue Diversification metrics were weighted 30% and the Safety and Environment Metric was weighted 10% in calculating bonus amounts.

The bonus amounts earned under the 2023 Executive Incentive Plan were paid 50% in cash and 50% in shares of restricted stock under the 2023 Equity Incentive Plan. In no event could the total award exceed 200% of the target bonus amount for each participant, or exceed any limitations otherwise set forth in the plan. The actual bonus amounts were determined by the Compensation Committee upon the completion of fiscal year 2023 and paid by March 15, 2024, subject to all applicable tax withholding. The bonuses paid under the plan were $296,042 to Mr. Oviatt, $296,042 to Mr. Tidball, and $99,042 CAD to Mr. Fisher.

Equity Awards

Under the 2014 Equity Incentive Plan and the 2023 Equity Incentive Plan, the Compensation Committee, together with the Board, may elect to grant equity awards to the Company’s NEOs in the form of stock purchase options, restricted stock or restricted stock units. The Compensation Committee and the Board determine whether and how much to award based on numerous factors including, but not limited to, Company performance, individual performance, competitive compensation practices, and incentive alignment. If the equity awards are granted, the Compensation Committee and the Board will determine the terms of the grant, including vesting, forfeiture, and dividend or voting rights, if any. In the event this type of equity award is made, it is reflected in the “Summary Compensation Table” under a separate column entitled “Stock Awards.”

The 2022 LTIP consists of total awards of up to 230,232 RSUs (“Units”) to Mr. Oviatt, up to 230,232 Units to Mr. Tidball, and up to 43,023 Units to Mr. Fisher, pursuant to two separate restricted stock unit award agreements (collectively, the "Restricted Stock Unit Award Agreements") entered between the Company and each participant. One such agreement covers 33% of each award recipient’s Units that are subject to time-based vesting, and the other such agreement covers the remaining 67% of such award recipient’s Units that may vest based on performance metrics. Upon vesting, the award agreements entitle the award recipients to receive one share of the Company’s common stock for each vested Unit. The vesting period of the 2022 LTIP began on January 1, 2022 and terminates on December 31, 2024 (the “Performance Vesting Date”).

The Units subject to time-based vesting, including 76,744 Units for Mr. Oviatt, 76,744 Units for Mr. Tidball, and 14,341 Units to Mr. Fisher, will vest in three equal and annual installments beginning December 31, 2022 and ending on December 31, 2024 if the award recipients’ employment continues with the Company through such dates.

The performance-vesting Units, including up to 153,488 Units for Mr. Oviatt, 153,488 Units for Mr. Tidball, and 28,682 Units to Mr. Fisher, may vest over a three-year performance period beginning January 1, 2022 (the “Performance Period”) based upon the following Company performance metrics:

Performance Metric	Weight	Target	Above Target	Outstanding
Total Shareholder Return (based on the Company’s closing price of its common stock at the end of the Performance Period relative to its closing price as of the last trading day in 2021)	1/3	88.7%	135.9%	183%
Relative Total Shareholder Return (based on the Company’s ranked performance in closing stock price growth relative to a peer group of companies during the Performance Period)	1/3	Third Quartile	Second Quartile	First Quartile
EBITDA as a Percentage of Total Revenue	1/3	10%	15%	20%
One-third of such performance-vesting Units, consisting of 51,163 Units for Mr. Oviatt, 51,163 Units for Mr. Tidball, and 9,561 Units for Mr. Fisher, may vest for each of the three performance metrics identified in the table above. The number of Units that will vest for each performance metric on the Performance Vesting Date shall be determined as follows:
•if the “Target” level for such performance metric is not achieved, none of the Units relating to such performance metric will vest;

•if the “Target” level (but no higher level) for such performance metric is achieved, 50% of the Units relating to such performance metric will vest;
•if the “Above Target” level (but no higher level) for such performance metric is achieved, 75% of the Units relating to such performance metric will vest; and
•if the “Outstanding” level for such performance metric is achieved, 100% of the Units relating to such performance metric will vest.

The 2023 LTIP consists of total awards of up to 287,076 restricted stock units (“Units”) to Mr. Oviatt, up to 287,076 Units to Mr. Tidball, and up to 50,868 Units to Mr. Fisher, pursuant to two separate restricted stock unit award agreements (collectively, the "Restricted Stock Unity Award Agreements") to be entered between the Company and each participant. One such agreement covers 33% of each award recipient’s Units that are subject to time-based vesting, and the other such agreement will cover the remaining 67% of such award recipient’s Units that may vest based on performance metrics. Upon vesting, and subject to the Plan being approved by shareholders as described above, the award agreements entitle the award recipients to receive one share of the Company’s common stock for each vested Unit. The vesting period of the 2023 LTIP began on January 1, 2023, and terminates on December 31, 2025 (the “Performance Vesting Date”).

The Units subject to time-based vesting, including 95,692 Units for Mr. Oviatt, 95,692 Units for Mr. Tidball, and 16,956 Units to Mr. Fisher, will vest in three equal and annual installments beginning December 31, 2023 and ending on December 31, 2025 if the award recipients’ employment continues with the Company through such dates.

The performance-vesting Units, including up to 191,384 Units for Mr. Oviatt, 191,384 Units for Mr. Tidball, and 33,912 Units to Mr. Fisher, may vest over a three-year performance period beginning January 1, 2023 (the “Performance Period”) based upon the following Company performance metrics:

Performance Metric	Weight	Target	Above Target	Outstanding
Total Shareholder Return (based on the Company’s 10-day volume weighted average closing price of its common stock at the end of the Performance Period relative to its 10-day volume weighted average closing price as of the last trading day in 2022)	1/3	94.2%	142.7%	191.3%
Relative Total Shareholder Return (based on the Company’s ranked performance in Total Shareholder Return as calculated above relative to a peer group of companies during the Performance Period)	1/3	Third Quartile	Second Quartile	First Quartile
EBITDA as a Percentage of Total Revenue	1/3	15%	17.5%	20%

One-third of such performance-vesting Units, consisting of 63,794 Units for Mr. Oviatt, 63,794 Units for Mr. Tidball, and 11,304 Units for Mr. Fisher, may vest for each of the three performance metrics identified in the table above. The number of Units that will vest for each performance metric on the Performance Vesting Date shall be determined as follows:

•if the “Target” level for such performance metric is not achieved, none of the Units relating to such performance metric will vest;
•if the “Target” level (but no higher level) for such performance metric is achieved, 50% of the Units relating to such performance metric will vest;
•if the “Above Target” level (but no higher level) for such performance metric is achieved, 75% of the Units relating to such performance metric will vest; and
•if the “Outstanding” level for such performance metric is achieved, 100% of the Units relating to such performance metric will vest.

Clawback Policy

The Company has adopted an Incentive Compensation Recovery Policy (the “Clawback Policy”) that complies with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ listing standards. The Clawback Policy applies to the Company’s current and former executive officers, as defined in Rule 10D-1 under the Exchange Act. Under the Clawback Policy, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement, regardless of whether an executive officer engaged in any misconduct or is otherwise at fault. The Clawback Policy applies to incentive-based compensation received by an executive officer during the three completed fiscal years immediately preceding the date it is determined that the Company is required to prepare an accounting restatement.

Employer Benefit Plans

The Company has a 401(k) plan for all U.S. Company employees, and retirement savings plans for all Canadian Company employees, in which the executive officers may choose to participate. The plans provide a Company-paid match, which is capped at a maximum of 4% of the employee’s annual base salary or annualized hourly pay. In the future, the Board of Directors may adopt other plans as it deems reasonable under the circumstances.

Employment Agreements

In addition to the salary described above, each of the employment agreements with Messrs. Oviatt, Tidball, and Fisher provides that the executive each will devote, on a full-time basis, his best ability, and talents to the business of the Company. The agreements prohibit each executive from providing consulting services or accepting employment with any other party unless pre-approved by the Company. The agreements provide that the executives are entitled to:

•An annual bonus determined by the Compensation Committee in accordance with the terms and eligibility requirements of the Company’s then-current Executive Incentive Plan;

•Participate in the Company’s then current Long-Term Incentive Plan;

•Fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company;

•Participate in employee benefit plans;

•Paid time off in accordance with the Company’s policies; and

•Reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the executive in connection with the performance of the executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

Termination and Change in Control

The employment agreements contain provisions for payment in the event of termination of employment. Under their employment agreements, Messrs. Oviatt, Tidball, and Fisher are entitled to the following payments in the event of termination of employment:

•Without Cause. The employee may be terminated without cause at any time, but with 90 days’ prior written notice. If terminated without cause, the Company shall pay the employee, as a severance allowance;
•For Mr. Fisher his continued base salary for 8 months following termination.
•For Messrs. Tidball and Oviatt an amount equal to 1.5 times their then applicable base salary payable over 12 months following their termination.

Additionally, Messrs. Oviatt, Tidball, and Fisher will be entitled to a payment equal to the product of: (i) the annual bonus, if any, that the employee would have earned for the calendar year in which the termination date occurs based on achievement of the applicable performance goals for such year; and (ii) a fraction, the numerator of which is the number of days the employee was employed by the Company during the year of termination and the denominator of which is the number of days in such year.

•For Cause. If terminated for cause the individual shall be entitled to receive any accrued but unpaid base salary and accrued but unused vacation which shall be paid on the Company’s next pay date immediately following the termination date and reimbursement for unreimbursed business expenses properly incurred by the employee, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy.

•By Resignation With Good Reason. If the employee resigns with good reason, he shall be entitled to receive the same compensation as being terminated without cause.

•By Resignation without Good Reason. If the employee resigns without good reason, he shall be entitled to receive the same compensation as being terminated for cause.

•For Disability or Death. The Company shall have the option to terminate the employment agreement should the employee no longer be able to perform his essential functions. In the event of termination for death or disability the employee shall be entitled to the same compensation and benefits as if the agreement had been terminated without cause.

We do not have agreements, plans or arrangements, written or unwritten, with any of our named executive officers that would provide for payments or other benefits to any of our named executive officers in the event of a change in control of the Company or a change in the responsibilities of any named executive officer following a change in control of the Company.

Pay Versus Performance
    As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEOs and to our other named executive officers and certain financial performance of the Company. The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “Compensation Actually Paid” (or “CAP”) to our CEOs, and, on an average basis, our other NEOs, our total shareholder return, and our net income and, on a supplemental basis, our peer group total shareholder return and our total revenue. CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year as significant portions of this compensation depends on the achievement of performance criteria in subsequent fiscal periods. For information regarding the decisions made by our Compensation Committee in regard to the NEOs’ compensation for each fiscal year, please see the Executive Compensation section of the proxy statement reporting pay for the fiscal years covered in the Pay Versus Performance table.

Year (1)	Summary compensation table total for PEO Ryan Oviatt(2)	Compensation actually paid for PEO Ryan Oviatt(3)	Summary compensation table total for PEO Cameron Tidball(2)	Compensation actually paid for PEO Cameron Tidball(3)	Average summary compensation total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(3)	Value of initial fixed $100 investment based on Total shareholder return(4)	Net income
2021	$571,252	$495,811	$571,321	$498,364	$314,871	$271,851	$124	$(1,051,543)
2022	$889,212	$732,823	$889,212	$733,703	$274,682	$243,120	$124	$3,947,760
2023	$860,400	$1,261,195	$860,400	$1,261,595	$245,579	$325,697	$212	$10,776,714

Supplemental Information
Year	Value of initial fixed $100 investment based on Peer Group Total Shareholder Return(5)	Total revenue
2021	$91	$26,356,176
2022	$92	$45,936,643
2023	$118	$50,208,060

1.Messrs. Oviatt and Tidball served as the Company’s Co-Chief Executive Officers for the entirety of 2021, 2022, and 2023. Our non-PEO NEOs included (a) for 2021, Messrs, Fisher, Hatch and Jay Fugal and (b) for 2022 and 2023, Mr. Fisher. Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year.
2.Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year.
3.To calculate “Compensation Actually Paid” under SEC disclosure rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. Reconciliations of the adjustments for Messrs. Oviatt, Tidball, and Fisher are set forth in the tables below. Based on the required methodology for calculating “Compensation Actually Paid” under SEC disclosure rules, “Compensation Actually Paid” fluctuates most significantly based on changes in the Company’s stock price during the vesting period of the award. Accordingly, the values shown as “Compensation Actually Paid” reflects the increase or decrease in the value of such equity awards based on our stock price performance and, for the years prior to vesting, do not reflect compensation realized or earned by the NEO. Accordingly, the “Compensation Actually Paid” reflected below includes values for equity awards that may not be earned due to failure to satisfy the vesting conditions or may be earned at levels that differ from the amounts reported below based on the stock price as of the vesting date. The assumptions used to calculate the fair value for purposes of determining the “Compensation Actually Paid” are consistent with the methodology used for calculating the grant date fair value for financial reporting purposes.

	PEO - Ryan Oviatt			PEO - Cameron Tidball			NEOs Average
	2023	2022	2021	2023	2022	2021	2023	2022	2021
Summary Compensation Table - Total Compensation	$860,400	$889,212	$571,252	$860,400	$889,212	$571,321	$245,579	$274,682	$314,871
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(370,029)	$(372,933)	$(234,500)	$(370,029)	$(372,933)	$(234,650)	$(75,978)	$(79,536)	$(46,366)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$288,671	$135,581	$120,453	$288,671	$135,581	$120,453	$51,151	$25,336	$9,417
+/- Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$175,109	$(3,821)	$(6,536)	$175,109	$(3,821)	$(4,876)	$35,160	$(2,374)	$(695)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$234,803	$88,765	$47,090	$234,803	$88,765	$47,090	$52,766	$26,027	$1,883
+/- Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$72,241	$(3,981)	$(1,948)	$72,641	$(3,101)	$(974)	$17,019	$(1,015)	$(157)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—	$—	$—	$—	$—	$(7,102)
=Compensation Actually Paid	$1,261,195	$732,823	$495,811	$1,261,595	$733,703	$498,364	$325,697	$243,120	$271,851

4.Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.
5.The TSR Peer Group for the following peer group, which represents the same peer group used for our executive's Long Term Incentive Plans:
a.For 2021, 2022 and 2023, the peer group included TOMI Environmental Solutions, Inc. (TOMZ), MIND Technology, Inc. (MIND), ENGlobal Corporation (ENG), Fuel Tech, Inc.(FTEK), Questor Technology, Inc. (QST), , Geospace Technologies Corporation (GEOS), Enservco Corp (ENSV), Dawson Geophysical Company (DWSN), Natural Gas Services Group, Inc. (NGS), Northern Technologies International Corp. (NTIC), Taylor Devices, Inc. (TAYD), Superior Drilling Products, Inc. (SDPI), and Air Industries Group (AIRI).Arq Inc (ARQ) which formerly Advanced Emissions Solutions, Inc. (ADES) but completed a rebrand and began trading under the ticker symbol ARQ on February 1, 2024.

b.Pursuant to the executive’s Long-Term Incentive Plans the Peer Group TSR calculations excludes the top and bottom performers from each period and the Company’s TSR is compared to the remaining twelve companies.

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the multi-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual incentive program including TSR, EBITDA, Net Income, and Total Revenue.

•Relationship Between “Compensation Actually Paid” to the PEO’s and Average Other NEOs and the Company’s Cumulative TSR and Net Income. “Compensation Actually Paid" to all NEOs saw improvement from 2021 to 2022 to 2023 as the Company was able to surpass goals set in the executive's Annual Incentive Plans of 2022 and 2023. These goals centered around total revenue, EBITDA, and a non-financial metric of revenue diversification. We believe the executive’s pay is tied to the Company’s financial performance and expect to see TSR to be positively impacted if the Company continues to improve financial results. Net Income increased from a Net Loss of $1,051,543 in 2021 to a Net Income of $3,947,760 in 2022 and increased further to a net income of $10,776,714 in 2023.

Compensation Actually Paid vs Net Income
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
2021
2022
2023
Actually Paid Ryan Oviatt
Actually Paid Comeron Tidball
Actually Paid Non PEO NEOs
Net Income

•Supplemental Performance Measures- Relationship Between "Compensation Actually Paid and Total Revenue and between the Company's cumulative TSR and Peer Group Cumulative TSR From 2021 to 2022 the Company realized a 74% increase in total revenue. From 2022 to 2023 the company realized a 27% increase in total revenue. From the beginning of 2021 through 2023 the Company also outperformed the peer group TSR. These performance metrics were critical in determining the increase in compensation to our PEOs and Non-PEOs from 2021, 2022, and 2023.

PFIE TSR vs Peer Group TSR
$230.00
$210.00
$190.00
$170.00
$150.00
$130.00
$110.00
$90.00
$70.00
Initial $100 Investment
2021
2022
2023
PFIE TSR
Peer Group TSR

Compensation Actually Paid vs Total Revenue
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
2021
2022
2023
Actually Paid Ryan Oviatt
Actually Paid Comeron Tidball
Actually Paid Non PEO NEOs
Total Revenue

Outstanding Equity Awards at End of Fiscal Year 2023

Name	Stock Awards
	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
(a)	(g)	(h)	(i)	(j)
Ryan W. Oviatt	68,181(2)	$123,408	287,906(3,4)	$521,110
Cameron M. Tidball	68,181(2)	$123,408	287,906(3,4)	$521,110
Patrick D. Fisher	15,991(2)	$28,944	52,258(3,4)	$94,587
1.Calculated based on the closing stock price reported on the NASDAQ Stock Market on December 31, 2023 at $1.81 per share.
2.Includes performance-based restricted stock units (“PSUs”) awarded in 2021 that vest over a three-year performance period based on attainment of specific criteria set by the Compensation Committee as set forth in the executive’s applicable Long-Term Incentive Plans. The values listed above are the amounts paid based on the Company’s performance as of December 31, 2023. The PSUs related to the 2021 Long-Term Incentive Plan vested and were awarded by the Compensation Committee on March 6, 2024. Messrs. Oviatt and Tidball received 68,181 units and Mr. Fisher received 15,991 units.
3.Includes PSU's awarded in 2022 and 2023 that vest over a three-year performance period based on attainment of specific criteria set by the Compensation Committee as set forth in the executive’s applicable Long-Term Incentive Plans. The values listed above are the amounts expected to be paid based on Company performance as of December 31, 2023. If the maximum amount of PSU's for each of the 2022 and 2023 Long-Term Incentive Plans were achieved Messrs. Oviatt and Tidball could each have a maximum amount of of of 434,249 unearned units with a market value of $785,991 as of December 31, 2023, and Mr. Fisher could have a maximum amount of 78,679 unearned units with a market value of $142,409.
4.Includes RSUs that vest and become issuable as shares of common stock in three annual installments starting on December 31, 2022 pursuant the executive’s 2022 Long-Term Incentive Plan as discussed above. Also included are RSUs that vest and become issuable as shares of common stock in three annual installments starting on December 31, 2023 pursuant the executive’s 2023 Long-Term Incentive Plan as discussed above.

Director Compensation

Mr. Oviatt did not receive any compensation for serving on our Board during the 2023 fiscal year. For details regarding the compensation received by Mr. Oviatt, please see Summary Compensation Table on page 23 of this Proxy Statement.

From January through June of 2023 each of our non-employee directors received monthly cash remuneration of $4,333 for their service. From July through December of 2023 each of our non-employee directors received monthly cash remuneration of $4,500. Each non-employee director is also granted an equity award annually, with the amount determined by the Board (of which 50% vests on the date of grant and the remaining 50% vests at the one-year anniversary of the date of grant or at the Company’s next annual meeting of shareholders, whichever comes first). Under our 2023 Equity Incentive Plan, the Board may grant our non-employee directors options to purchase common stock or restricted stock units based on determinations of which award would best align the interests of our stockholders and our non-employee directors.

The following table describes the components of the compensation for our independent directors and Mr. Hatch during our 2023 fiscal year:

Name	Year	Fees Earned or Paid in Cash	Stock Awards ($)[1]	Option Awards ($)	Total

Brenton W. Hatch	2023	$163,000(2)	-0-	-0-	$163,000

Colleen Larkin Bell	2023	$53,000	$81,000	-0-	$134,000

Daren J. Shaw	2023	$53,000	$81,000	-0-	$134,000

Ronald R. Spoehel	2023	$53,000	$81,000	-0-	$134,000

1.On June 29, 2023, each non-employee director was awarded 65,322 RSU’s, 50% of which vested upon grant and 50% which vested on June 29, 2024, or at the Company's next Annual Meeting of Stockholders, whichever is earlier. The amounts in this column do not reflect compensation actually received by our non-employee directors nor do they reflect the actual value that will be recognized by the non-employee directors. Instead, the amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, of awards of RSUs made to non-employee directors for the fiscal year ended December 31, 2023 but exclude an estimate for forfeitures. Additional information about the assumptions used in the calculation of these amounts is included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2023 included in the Annual Report on Form 10-K.
2.As of July 1, 2022, Mr. Hatch served solely as Chairman of the Board with an annual salary of $160,000 to be paid monthly in 12 equal installments from July 1, 2022 through June 30, 2023. On June 29, 2023 the Board approved an increase to Mr. Hatch's salary to $166,000 to be paid out in equal monthly installments of $13,833.33 commencing July 1, 2023 and until the final installment on June 1, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of April 15, 2024, the name and the number of shares of our common stock, par value of $0.001 per share, held of record or beneficially by each director, officer, nominee or person who held of record, or was known by us to own beneficially, more than 5% of the 47,098,732 outstanding shares of our common stock, and the name and shareholdings of each director and officer and of all directors and officers as a group.

Type of Security	Name and Address	Amount & Nature of Beneficial Ownership	% of Class

Named Executive Officers and Directors:

Common	Brenton W. Hatch(1) 321 South 1250 West Lindon, UT 84042	9,124,279	19.4%

Common	Ryan W. Oviatt 321 South 1250 West, Lindon Utah 84042	544,484	1.2%

Common	Daren J. Shaw(2) 321 South 1250 West Lindon, UT 84042	581,321	1.2%

Common	Ronald R. Spoehel(2) 321 South 1250 West Lindon, UT 84042	548,485	1.2%

Common	Colleen Larkin Bell(2) 321 South 1250 West Lindon, UT 84042	280,954	*%

Common	Cameron M. Tidball 9671 283 Street Acheson, AB T7X 6J5	650,184	1.4%

Common	Patrick Fisher 9671 283 Street Acheson, AB T7X 6J5	213,003	*%

All executive officers and directors as a group (7 persons)		11,942,710	25.4%

Names of Beneficial Owners of 5% or More of Outstanding Stock:

Common	AWM Investment Company, Inc. 527 Madison Ave. Suite 2600 New York, NY 10022	2,619,959(3)	5.6%

	TOTAL	14,562,669	30.9%

1.Mr. Hatch is a director of the Company, and currently serves as Chairman of the Board. Mr. Hatch’s share number consists of 918,719 shares of common stock owned directly by Mr. Hatch; and 8,205,560 shares owned by the Hatch Family Holding Company, LLC, which is an affiliate of Mr. Hatch.
2.Messrs. Shaw and Spoehel and Ms. Bell currently serve as non-employee directors of the Company. Each of these directors received an award of 65,322 RSUs and this number includes 32,661 shares vested at that time and 32,661 RSUs that will vest on June 12, 2024.
3.This amount is based solely on the second amendment to Schedule 13G filed with the SEC on February 13, 2024 by AWM Investment Company, Inc.

* Less than 1%.

Change in Control

To the knowledge of the management, there are no present arrangements or pledges of our securities that may result in a change in control of the Company.

Vote Required

Each Board nominee shall be elected if the number of votes cast for such nominee’s election exceeds the number of votes cast against the nominee’s election, with eligible votes being shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The Board recommends a vote “FOR” each of the nominees under Proposal 1.

PROPOSAL TWO
SAY-ON-PAY-AN ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement.

As described in more detail above under “Compensation of Directors and Executive Officers” our executive compensation programs are designed to attract, retain and motivate talented executives, reward performance, and link the interest of the Company’s senior executives to the interests of the Company’s stockholders. The Board oversees our executive compensation, including the compensation of our Named Executive Officers.

We review our compensation plans and programs on an ongoing basis and periodically make adjustments taking into account competitive conditions and other factors. Please read “Compensation of Directors and Executive Officers” beginning on page 20 for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

We are asking our stockholders to support our named executive officer compensation as described in this proxy statement. Accordingly, we ask you to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Profire Energy, Inc., as disclosed in the Profire Energy, Inc. proxy statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, is hereby APPROVED.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our stockholders’ opinions and the Board will take into account the outcome of the vote when considering future compensation arrangements.

Vote Sought

The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast in opposition of the proposal.

The Board recommends that stockholders vote “FOR” the approval of this proposal.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Sadler, Gibb & Associates, LLC, Certified Public Accountants (“SGA”) as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024 and recommends that the stockholders vote to ratify such selection. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of SGA to stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests. SGA conducted our most recent audit of our financial statements for the fiscal year ended December 31, 2023.

During each of our last two fiscal years we were billed the following fees for professional services rendered by SGA:

Fee Category	Fiscal 2022	Fiscal 2023

Audit Fees	$104,750	$123,094
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$104,750	$123,094

Audit Fees. Audit fees were for professional services rendered in connection with the audit of our financial statements included in our annual reports on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures. Audit and non-audit services to be performed by our independent registered public accounting firm are required to be pre-approved by our Audit Committee. In our Audit Committee’s charter, the Board has delegated authority for pre-approving audit or permissible non-audit services performed by our independent auditors.

    The Audit Committee has determined that the services provided by the Company’s independent registered public accounting firms described above are compatible with maintaining independence as our independent registered public accounting firm. A representative of SGA will be present at the Annual Meeting. He or she will be given an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

The Board recommends a vote “FOR” ratification of the appointment of Sadler, Gibb & Associates, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR NEXT ANNUAL MEETING
Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals, including stockholder nominations to the Board of Directors, may be eligible for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders. These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than December 28, 2024, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to us not later than 60 nor more than 90 calendar days prior to the anniversary date of the preceding year’s annual meeting. Therefore, notice by the stockholder to be timely must be received between the close of business on March 14, 2024 and the close of business on April 13, 2025. If, however, the date of the 2025 annual meeting is advanced or delayed by more than 30 days from June 12, 2025, we must receive notice not later than the close of business on the 10th day following public notice of the meeting date.

In addition to satisfying the requirements of our Bylaws, including the earlier notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice to us that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 13, 2025.

Stockholder proposals should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Nevada and our Bylaws. Stockholder proposals may be mailed to the Corporate Secretary, 321 South 1250 West, Suite 1, Lindon, Utah 84042.

INFORMATION TO BE FURNISHED TO SECURITY HOLDERS

Our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our other SEC filings, are available without charge. If you would like to request copies of any documents, requests should be sent in writing to Profire Energy, Inc., ATTN Corporate Secretary, 321 South 1250 West, Suite 1, Lindon, Utah 84042.

OTHER MATTERS

We know of no other matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. Therefore, you are urged to vote by following the instructions on this website www.colonialstock.com/pfie2024 at your earliest convenience.

Appendix A
Form of Proxy

Proxy – Profire Energy, Inc.
Annual Meeting of Stockholders – June 12, 2024

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR PROFIRE ENERGY, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024:

The Notice of Annual Meeting, the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2023 and the proxy card are available via the Internet at:
www.colonialstock.com/pfie2024.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brenton W. Hatch and Todd N. Fugal, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PROFIRE ENERGY, INC., of record in the name of the undersigned at the close of business on April 15, 2024, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated April 15, 2024, receipt of which is acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, and 3 and grants discretionary authority as to any and all other matters that may properly come before the meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

(Please See Reverse Side)

Proxy – Profire Energy, Inc.
Annual Meeting of Stockholders – June 12, 2024

[Name and address of stockholder]
Mark this box with an X if you have made changes to your name or address details above.
The Board of Directors recommends a vote “FOR” the election of the nominees specified in Proposal 1 below and that you vote “FOR” the matter under Proposal 2 and “FOR” the matter described in Proposal 3.

		For	Against	Abstain
1.	Election of Directors
Brenton W. Hatch

Colleen Larkin Bell

Ryan W. Oviatt

Daren J. Shaw

Ronald R. Spoehel

2.	Approve, on an advisory basis, the Company's Executive Compensation

3.	Ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Note: The proxies are authorized to vote at their discretion upon such other business as may properly come before the meeting or any and all adjournments thereof.
Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box	.	Date (mm/dd/yyyy)
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